Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Eco-Stim Energy Solutions, Inc. of our report dated March 17, 2017, relating to our audit of the consolidated financial statements of Eco-Stim Energy Solutions, Inc. as of and for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3.

/s/ Whitley Penn LLP
Houston, Texas
September 8, 2017